UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 14, 2012

Mimvi, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

268 Bush Street, Suite 4124

San Francisco, California 94104

(Address of principal executive offices)

510-552-2811

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers

Effective February 8, 2012, the Board of Directors of Mimvi, Inc. (the “Company”) appointed Michael Poutre as the Chief Executive Officer. Mr. Poutre has been serving as a consultant to the Company since August 9, 2011. Effective February 8, 2012, the Company terminated the prior Consulting Agreement between the Company and Mr. Poutre. Mr. Poutre waived the 500,000 share tranche in the Consulting Agreement.

Effective February 8, 2012, the Company appointed Kasian Franks as Chief Visionary Officer and Chairman of the Board.

(e) Compensatory Arrangements of Certain Officers

On February 8, 2012, the Company approved the compensation to Michael Poutre as the Chief Executive Officer (the “Executive”). The Executive will receive (a) a monthly salary of $15,000 and (b) an allotment of 800,000 shares of the common stock of the Company.

Mr. Franks will continue to receive his existing compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMVI, INC.

Date: February 14, 2012	By:	/s/ Michael Poutre
Michael Poutre
Chief Executive Officer